EXHIBIT 11.1


                       SILICON STORAGE TECHNOLOGY, INC.
           STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE DATA)

PRIMARY AND FULLY DILUTED BASIS:
                                                THREE MONTHS ENDED JUNE 30,
                                                ---------------------------
                                                     1995          1996
                                                    ------        ------
Weighted average shares of common stock              6,562        22,791
Weighted average shares of common stock
 obtainable on exercise of options and
 warrants and upon conversion of convertible
 preferred stock                                     8,064         2,454
SAB 83                                               3,558            --
                                                    ------        ------
Shares used in per share calculation                18,184        25,245
                                                    ------        ------
Net income                                            $733        $3,722
                                                    ------        ------
Net income per share                                 $0.04         $0.15
                                                    ------        ------
                                                    ------        ------

PRIMARY AND FULLY DILUTED BASIS:
                                                 SIX MONTHS ENDED JUNE 30,
                                                ---------------------------
                                                     1995          1996
                                                    ------        ------
Weighted average shares of common stock              6,529        22,791
Weighted average shares of common stock
 obtainable on exercise of options and
 warrants and upon conversion of convertible
 preferred stock                                     7,701         2,422
SAB 83                                               3,558            --
                                                    ------        ------
Shares used in per share calculation                17,788        25,213
                                                    ------        ------
Net income                                            $733        $3,722
                                                    ------        ------
Net income per share                                 $0.04         $0.15
                                                    ------        ------
                                                    ------        ------

Net income per share is presented under the primary basis as the effect of dilution under the fully diluted basis is not material.

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